Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the registration statement (No. 333-268496) on Form S-4 of Provident Financial Services, Inc. of our reports dated February 28, 2024, with respect to the consolidated financial statements of Lakeland Bancorp, Inc., and the effectiveness of internal control over financial reporting, which reports appear in the Form 8-K of Provident Financial Services, Inc. dated May 6, 2024.

/s/ KPMG LLP

Short Hills, New Jersey

May 15, 2024